Exhibit 99.1

RR DONNELLEY	NEWS RELEASE

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2006 RESULTS AND ISSUES 2007 GUIDANCE

Highlights:

➢	Full-Year GAAP net earnings from continuing operations of $402.6 million or $1.84 per diluted share vs. $95.6 million or $0.44 per diluted share in 2005
➢	Fourth-Quarter GAAP net loss from continuing operations of $1.1 million or $0.01 per share vs. a net loss from continuing operations of $236.0 million or $1.09 per share in 2005
➢

GAAP results include non-cash charges for the recognition of impairment of goodwill, other intangibles and other long-lived assets of $138.6 million in the fourth quarter of 2006 and $364.3 million in the fourth quarter of 2005

➢	Full-Year Non-GAAP net earnings from continuing operations of $558.0 million or $2.55 per diluted share, an 11.4% increase in non-GAAP earnings per diluted share from 2005
➢	Fourth-Quarter Non-GAAP net earnings from continuing operations of $153.6 million or $0.70 per diluted share, a 12.9% increase in non-GAAP earnings per diluted share from 2005
➢	Full-year, 2007 Non-GAAP net earnings per diluted share from continuing operations guidance of $2.70 to $2.75

CHICAGO, February 27, 2007 — R.R. Donnelley & Sons Company (NYSE: RRD) today reported a fourth-quarter 2006 net loss from continuing operations of $1.1 million or $0.01 per share on net sales of $2.5 billion compared to a net loss from continuing operations of $236.0 million or $1.09 per share on net sales of $2.4 billion in the fourth quarter of 2005. The fourth-quarter 2006 net loss from continuing operations included pre-tax charges for impairment ($138.6 million) and restructuring ($29.7 million) totaling $168.3 million, a non-cash, pre-tax write-down of the company’s investment in affordable housing partnerships of $16.9 million and a pre-tax gain on the sale of an investment of $7.0 million. The non-cash impairment charge of $138.6 million included: a pre-tax charge of $110.0 million following our annual impairment test of indefinite-lived assets, in accordance with Statement of Financial Accounting Standards No. 142, Accounting for Goodwill and Other Intangible Assets and related to the recognition of impairment of goodwill of the company’s global document solutions reporting unit (formerly Astron); a pre-tax charge of $26.3 million reflecting the write-down of the Astron trade name intangible asset associated with the re-branding of Astron to RR Donnelley Global Document Solutions; and a pre-tax charge of $2.3 million related to the impairment of other long-lived assets. Substantially all of the restructuring charges in the fourth quarter of 2006 were associated with the reorganization of certain operations and the exiting of certain business activities. Net earnings from continuing operations in the fourth quarter of 2005 included pre-tax charges for impairment ($364.3 million), restructuring ($13.4 million) and integration ($1.9 million) totaling $379.6 million, substantially all related to a non-cash charge for the recognition of impairment of goodwill and other intangibles of the company’s North American forms and labels reporting unit. The company’s effective tax rate was 84.2% in the fourth quarter of 2006, reflecting the impact of the non-deductible portion of the non-cash impairment charges. Results of discontinued operations were a net loss of $0.1 million in the fourth quarter of 2006 and net earnings of $73.5 million, substantially all attributable to tax benefits recognized as part of the sale of Peak Technologies, in the fourth quarter of 2005. Including discontinued operations, the net loss was $1.2 million or $0.01 per share in the fourth quarter of 2006 and the net loss was $162.5 million or $0.75 per share in the fourth quarter of 2005.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2006 RESULTS AND ISSUES 2007 GUIDANCE

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings from continuing operations totaled $153.6 million or $0.70 per diluted share in the fourth quarter of 2006 compared to $134.3 million or $0.62 per diluted share in the fourth quarter of 2005. Non-GAAP net earnings from continuing operations exclude impairment and restructuring charges, a non-cash write-down of the company’s investment in affordable housing partnerships and a gain on the sale of an investment in the fourth quarter of 2006 and exclude charges for restructuring, impairment and integration in the fourth quarter of 2005. For non-GAAP comparison purposes, the effective tax rate decreased to 19.2% in the fourth quarter of 2006 from 30.3% in the fourth quarter of 2005, primarily due to favorable settlement of tax audit issues and a higher proportion of taxable income being generated in lower-tax jurisdictions in 2006. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

“RR Donnelley continues to deliver strong operating results,” said Mark A. Angelson, RR Donnelley’s Chief Executive Officer. “Our Global Print Solutions segment delivered impressive operating margin expansion for the year, particularly so in light of their strong performance in 2005. The recently completed acquisitions of Banta Corporation and Perry Judd’s provide us with much needed additional capacity that we already have started to put to use and that, over time, will reduce our capital requirements.”

Angelson added, “I am especially pleased with our strong cash performance from continuing operations that exceeded $900 million for the year and allowed us strategically to invest in our business and people while comfortably funding our dividend and servicing our debt.”

Business Review (Continuing Operations)

Due to a previously announced reorganization of managerial responsibilities, effective with the reporting of fourth-quarter 2006 results, the company reports its results in two reportable segments, 1) Global Print Solutions and 2) Global Services, and Corporate. The company has also conformed prior-period financial results to reflect this segment change in all periods presented.

Summary

Net sales in the quarter were $2.5 billion, up 3.3% from the fourth quarter of 2005. The increase was due to new customer wins and increased volume with existing customers, acquisitions and favorable foreign exchange comparisons, offset in part by continued price pressure. The gross margin rate decreased to 25.7% in the fourth quarter of 2006 from 26.2% in the fourth quarter of 2005, as benefits from higher sales volume and our productivity efforts were more than offset by price pressure and the timing of expenses for discretionary 401K funding. SG&A expense as a percentage of net sales decreased to 11.8% in the fourth quarter of 2006 from 12.3% in the fourth quarter of 2005 due to the benefits of our productivity initiatives and additional sales

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2006 RESULTS AND ISSUES 2007 GUIDANCE

volume. Operating margin, which was negatively impacted by charges for impairment and restructuring totaling $168.3 million in the fourth quarter of 2006 and by charges for impairment, restructuring and integration totaling $379.6 million in the fourth quarter of 2005, increased to 2.3% in the fourth quarter of 2006 from a loss in the fourth quarter of 2005.

Excluding charges for restructuring, impairment and integration, the non-GAAP operating margin in the fourth quarter of 2006 was 9.1% compared to 9.3% in the fourth quarter of 2005, as the benefits of our productivity efforts and increased volume were more than offset by price pressure and the timing of expenses for discretionary 401K funding. Reconciliations of GAAP operating income and margin to non-GAAP operating income and margin are presented in the attached tables.

Segments

The Global Print Solutions segment includes: our 1) magazine, catalog and retail, 2) directories, 3) book, 4) logistics, 5) direct mail, 6) short-run commercial print, 7) European and 8) Asian operations. Net sales for the Global Print Solutions segment increased 2.3% to $1.6 billion from the fourth quarter of 2005 due to sales increases in our international operations, short-run commercial print and logistics offerings and the Spencer Press acquisition in 2005. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment totaling $3.6 million in the fourth quarter of 2006 and by charges for restructuring, impairment and integration totaling $3.4 million in the fourth quarter of 2005, increased to 14.4% in the fourth quarter of 2006 from 13.3% in the fourth quarter of 2005. Excluding restructuring, impairment and integration charges, the segment’s non-GAAP operating margin in the fourth quarter of 2006 increased to 14.6% from 13.5% in the fourth quarter of 2005 resulting from increased sales volume and the benefits of our productivity initiatives that more than offset the impact of price pressure and unfavorable business mix.

The Global Services segment includes: our 1) digital solutions, 2) financial print, 3) global document solutions, 4) OfficeTiger and 5) forms, labels and statement printing operations. Net sales for the Global Services segment increased 5.1% to $914.2 million from the fourth quarter of 2005 due to sales growth in financial print as well as the acquisition of OfficeTiger, offset in part by lower sales of statement printing. The segment’s operating margin, which was negatively impacted by charges for impairment and restructuring totaling $146.2 million in the fourth quarter of 2006 and by charges for restructuring, impairment and integration totaling $366.0 million in the fourth quarter of 2005 was a loss in the fourth quarter of both 2006 and 2005. Excluding restructuring, impairment and integration charges, the segment’s non-GAAP operating margin decreased to 5.6% in the fourth quarter of 2006 from 8.1% in the fourth quarter of 2005. This decrease was due to continued price pressure, the performance of statement printing and incremental non-cash depreciation and purchase accounting-related amortization expenses associated with the acquisition of OfficeTiger.

Corporate operating expenses increased to $72.1 million in the fourth quarter of 2006 from $64.9 million in the fourth quarter of 2005. Excluding charges for restructuring and impairment totaling $18.5 million in the fourth quarter of 2006 and charges for restructuring, impairment and integration totaling $10.2 million in the fourth quarter of 2005, corporate operating expenses decreased $1.1 million to $53.6 million from the fourth quarter of the prior year reflecting the benefits of our productivity initiatives.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2006 RESULTS AND ISSUES 2007 GUIDANCE

Full-Year Results

The company reported net earnings from continuing operations of $402.6 million or $1.84 per diluted share on net sales of $9.3 billion for the full year of 2006 compared to net earnings from continuing operations of $95.6 million or $0.44 per diluted share on net sales of $8.4 billion for the full year of 2005. The full-year 2006 net earnings from continuing operations included: pre-tax charges for impairment ($140.9 million) and restructuring ($65.2 million) totaling $206.1 million, substantially all from the non-cash charge for the impairment of goodwill and other intangibles of the company’s global document solutions reporting unit and the reorganization of certain operations and the exiting of certain business activities; a non-cash write-down of the company’s investment in affordable housing partnerships of $16.9 million; a gain on the sale of an investment of $7.0 million; and a tax benefit from the realization of a deferred tax asset of $23.5 million. The full-year 2005 net earnings from continuing operations included pre-tax charges for impairment ($370.1 million), restructuring ($49.7 million), and integration ($8.3 million) totaling $428.1 million, including the non-cash charge for the recognition of impairment of goodwill and other intangibles of the company’s North American forms and labels reporting unit and the integration of the 2004 acquisition of Moore Wallace.

Operating margin, which was negatively impacted by charges for impairment and restructuring totaling $206.1 million for the full year of 2006 and by charges for impairment, restructuring and integration totaling $428.1 million for the full year of 2005, increased to 8.1% for the full year of 2006 from 5.3% for the full year of 2005. Excluding restructuring, integration and impairment charges, non-GAAP operating margin decreased to 10.3% for the full year of 2006 from 10.4% for the full year of 2005, as the benefits from higher sales volume and our productivity efforts were offset by pricing pressure, higher energy costs and unfavorable business mix. The effective tax rate decreased to 32.6% in 2006 from 71.5% in 2005, primarily due to a reduction of non-deductible non-cash impairment charges and a tax benefit from the realization of a deferred tax asset of $23.5 million in 2006. Results of discontinued operations were a net loss of $2.0 million in 2006 and net earnings of $41.5 million in 2005. Including discontinued operations, net earnings were $400.6 million or $1.83 per diluted share for the full year of 2006 and $137.1 million or $0.63 per diluted share for the full year of 2005.

Non-GAAP net earnings from continuing operations totaled $558.0 million or $2.55 per diluted share in the full year of 2006 compared to $496.4 million or $2.29 per diluted share in the full year of 2005. Non-GAAP net earnings from continuing operations exclude impairment and restructuring charges, a non-cash write-down of the company’s investment in affordable housing partnerships, a gain on the sale of an investment and a tax benefit from the realization of a deferred tax asset in the full year of 2006 and exclude charges for restructuring, impairment and integration in the full year of 2005. For non-GAAP comparison purposes, the effective tax rate decreased to 31.4% in 2006 from 34.8% in 2005, primarily due to favorable settlement of tax audit issues and a higher proportion of taxable income being generated in lower-tax jurisdictions in 2006. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

Outlook - 2007 Full-Year Non-GAAP EPS from Continuing Operations

For the full year of 2007, RR Donnelley is projecting non-GAAP net earnings per diluted share from continuing operations to be in the range of $2.70 to $2.75. This guidance includes the impact of the previously announced acquisitions and assumes no shares repurchased under the authorization available to the company. The non-GAAP effective tax rate for 2007 is expected to be approximately 34.1%.

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2006 RESULTS AND ISSUES 2007 GUIDANCE

GAAP net earnings per diluted share from continuing operations in 2007 may include restructuring, impairment and integration charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its fourth quarter and full-year results today, Tuesday, February 27, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: http://www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 7305104.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Contact Information
Media:	Investors:
Doug Fitzgerald	Dan Leib
EVP, Marketing & Communications	SVP, Finance
312-326-7740	312-326-7710
doug.fitzgerald@rrd.com	dan.leib@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the execution of cross-selling, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates;

RR DONNELLEY REPORTS FOURTH QUARTER AND FULL-YEAR 2006 RESULTS AND ISSUES 2007 GUIDANCE

factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

R. R. Donnelley & Sons Company

Consolidated Balance Sheets

As of December 31, 2006 and December 31, 2005

(UNAUDITED)

(In millions, except per share data)

	December 31, 2006	December 31, 2005
Assets
Current Assets
Cash and cash equivalents	$211.4	$366.7
Receivables, less allowance for doubtful accounts	1,638.6	1,529.1
Inventories	501.8	481.4
Prepaid expenses and other current assets	70.4	67.5
Deferred income taxes	94.8	177.0

Total Current Assets	2,517.0	2,621.7

Property, plant and equipment - net	2,142.3	2,138.6
Goodwill	2,886.8	2,750.7
Other intangible assets - net	1,119.8	1,094.3
Prepaid pension cost	638.6	514.1
Other noncurrent assets	331.3	254.3
Total Assets	$9,635.8	$9,373.7

Liabilities

Current Liabilities
Accounts payable	749.1	718.1
Accrued liabilities	839.2	826.9
Short-term debt and current portion of long-term debt	23.5	269.1

Total Current Liabilities	1,611.8	1,814.1

Long-term debt	2,358.6	2,365.4
Postretirement benefit obligations	288.0	330.6
Deferred income taxes	604.1	596.8
Other noncurrent liabilities	645.4	541.2
Liabilities from discontinued operations	3.2	1.4
Total Liabilities	$5,511.1	$5,649.5

Shareholders' Equity
Preferred stock, $1.00 par value	—	—
Authorized shares: 2.0; Issued: None
Common stock, $1.25 par value
Authorized shares: 500.0
Issued shares: 243.0 in 2006 and 2005	303.7	303.7
Additional paid-in capital	2,871.8	2,888.2
Retained earnings	1,615.0	1,439.4
Accumulated other comprehensive income (loss)	62.1	(90.2)
Unearned compensation	—	(44.9)
Treasury stock, at cost, 24.2 shares in 2006 (2005 - 25.5 shares)	(727.9)	(772.0)
Total Shareholders' Equity	$4,124.7	$3,724.2

Total Liabilities and Shareholders’ Equity	$9,635.8	$9,373.7

R. R. Donnelley & Sons Company

Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2006 and 2005

(In millions, except per share data)

(UNAUDITED)

	Three months ended December 31,						Twelve months ended December 31,
	2 0 0 6 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 6 NON-GAAP	2 0 0 5 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 5 NON-GAAP	2 0 0 6 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 6 NON-GAAP	2 0 0 5 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 5 NON-GAAP
Net sales	$2,467.3	$—	$2,467.3	$2,387.9	$—	$2,387.9	$9,316.6	$—	$9,316.6	$8,430.2	$—	$8,430.2

Cost of sales (exclusive of depreciation and amortization shown below)	1,832.7	—	1,832.7	1,761.2	—	1,761.2	6,798.9	—	6,798.9	6,090.3	(0.1)	6,090.2
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	291.8	—	291.8	293.8	(1.9)	291.9	1,097.6	—	1,097.6	1,044.7	(8.2)	1,036.5
Restructuring and impairment charges - net	168.3	(168.3)	—	377.7	(377.7)	—	206.1	(206.1)	—	419.8	(419.8)	—
Depreciation and amortization	118.3	—	118.3	113.6	—	113.6	463.3	—	463.3	425.0	—	425.0

Total operating expenses	2,411.1	(168.3)	2,242.8	2,546.3	(379.6)	2,166.7	8,565.9	(206.1)	8,359.8	7,979.8	(428.1)	7,551.7

Income (loss) from continuing operations	56.2	168.3	224.5	(158.4)	379.6	221.2	750.7	206.1	956.8	450.4	428.1	878.5

Interest expense - net	33.3	—	33.3	33.9	—	33.9	139.0	—	139.0	110.7	—	110.7
Investment and other income (expense) - net	(6.4)	9.9	3.5	4.1	—	4.1	(10.4)	9.9	(0.5)	(7.9)	—	(7.9)

Earnings (loss) from continuing operations before income taxes and minority interest	16.5	178.2	194.7	(188.2)	379.6	191.4	601.3	216.0	817.3	331.8	428.1	759.9

Income tax expense	13.9	23.5	37.4	48.6	9.3	57.9	196.0	60.6	256.6	237.4	27.3	264.7
Minority interest	3.7	—	3.7	(0.8)	—	(0.8)	2.7	—	2.7	(1.2)	—	(1.2)

Net earnings (loss) from continuing operations	(1.1)	154.7	153.6	(236.0)	370.3	134.3	402.6	155.4	558.0	95.6	400.8	496.4

Income (loss) from discontinued operations - net of tax	(0.1)	0.1	—	73.5	(73.5)	—	(2.0)	2.0	—	41.5	(41.5)	—

Net earnings (loss)	$(1.2)	$154.8	$153.6	$(162.5)	$296.8	$134.3	$400.6	$157.4	$558.0	$137.1	$359.3	$496.4

Earnings (loss) per share:
Basic:
Net earnings (loss) from continuing operations	$(0.01)		$0.71	$(1.09)		$0.62	$1.86		$2.58	$0.45		$2.31
Income (loss) from discontinued operations, net of tax	—		—	0.34		—	(0.01)		—	0.19		—

Net earnings (loss)	$(0.01)		$0.71	$(0.75)		$0.62	$1.85		$2.58	$0.64		$2.31

Diluted:
Net earnings (loss) from continuing operations	$(0.01)		$0.70	$(1.09)		$0.62	$1.84		$2.55	$0.44		$2.29
Income (loss) from discontinued operations, net of tax	—		—	0.34		—	(0.01)		—	0.19		—

Net earnings (loss)	$(0.01)		$0.70	$(0.75)		$0.62	$1.83		$2.55	$0.63		$2.29

Weighted average common shares outstanding:
Basic	217.1		217.1	215.9		215.9	216.4		216.4	215.0		215.0
Diluted	217.1		219.7	215.9		217.5	218.9		218.9	216.7		216.7

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three months ended December 31, 2006				Three months ended December 31, 2005
	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings per diluted share
GAAP basis measures	$56.2	2.3%	$(1.2)	$(0.01)	$(158.4)	-6.6%	$(162.5)	$(0.75)

Non-GAAP adjustments:

Restructuring and impairment charges, net (1)	168.3	6.8%	148.7	0.68	377.7	15.8%	368.7	1.70

Integration charges (2)	—	—	—	—	1.9	0.1%	1.2	0.01

Income tax adjustments	—	—	—	—	—	—	0.4	0.00

Net loss (income) from discontinued operations (3)	—	—	0.1	0.00	—	—	(73.5)	(0.34)

Other Non-GAAP adjustments, net (4)	—	—	6.0	0.03	—	—	—	—

Total non-GAAP adjustments	168.3	6.8%	154.8	0.71	379.6	15.9%	296.8	1.37

Non-GAAP measures	$224.5	9.1%	$153.6	$0.70	$221.2	9.3%	$134.3	$0.62

(1)	Restructuring and impairment (pre-tax): Operating results for the three months ended December 31, 2006 and 2005 were affected by the following restructuring and impairment charges:

- 2006 included $26.9 million for employee termination costs, substantially all of which were associated with restructuring actions resulting from the reorganization of certain operations and the exiting of certain business activities; $2.8 million of other restructuring costs, including lease termination and other facility closure costs; and $138.6 million of impairment charges, of which approximately $110.0 million related to the impairment of goodwill for Global Document Solutions, $26.3 million related to the write-down of the Astron trade name and $2.3 million related to the impairment of other long-lived assets.

- 2005 included $2.8 million for employee termination costs related to the elimination of duplicative administrative functions resulting from the Moore Wallace acquisition and other actions to restructure operations; $10.6 million of other restructuring costs, substantially all lease termination costs associated with exited facilities; and $364.3 million of impairment charges, of which $362.3 million related to goodwill and indefinite-lived intangible assets in the Global Services segment and $2.0 million related to the impairment of other long-lived assets.

(2)	Integration charges (pre-tax): Operating income included post-acquisition integration charges of $1.9 million in the three months ended December 31, 2005 related to the Moore Wallace acquisition.
(3)	Net loss (income) from discontinued operations: Net loss from discontinued operations for the three months ended December 31, 2006 primarily reflects costs resulting from a subtenant bankruptcy related to a facility previously occupied by the Company's package logistics business. For the three months ended December 31, 2005, the net income includes a gain on the sale of Peak Technologies of $77.3 million, including the impact of related tax benefits of $79.0 million.
(4)	Other Non-GAAP adjustments: For the three months ended December 31,2006, the Company recognized a write-down of $16.9 million ($10.1 million after tax) for the investment in affordable housing, partially offset by a $7.0 million ($4.1 million after tax) gain on the sale of certain investment property.

R. R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Twelve months ended December 31, 2006				Twelve months ended December 31, 2005
	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings (loss)	Net earnings per diluted share
GAAP basis measures	$750.7	8.1%	$400.6	$1.83	$450.4	5.3%	$137.1	$0.63

Non-GAAP adjustments:

Restructuring and impairment charges, net (1)	206.1	2.2%	172.9	0.79	419.8	5.0%	395.6	1.83

Integration charges (2)	—	—	—	—	8.3	0.1%	5.2	0.02

Income tax adjustments (3)	—	—	(23.5)	(0.11)	—	—	—	—

Net loss (income) from discontinued operations (4)	—	—	2.0	0.01	—	—	(41.5)	(0.19)
Other Non-GAAP adjustments, net (5)	—	—	6.0	0.03	—	—	—	—

Total non-GAAP adjustments	206.1	2.2%	157.4	0.72	428.1	5.1%	359.3	1.66

Non-GAAP measures	$956.8	10.3%	$558.0	$2.55	$878.5	10.4%	$496.4	$2.29

(1)	Restructuring and impairment (pre-tax): Operating results for the nine months ended December 31, 2006 and 2005 were affected by the following restructuring and impairment charges:

- 2006 included $54.1 million for employee termination costs substantially all of which were associated with restructuring actions resulting from the reorganization of certain operations and the exiting of certain business activities; $11.1 million of other restructuring costs, primarily lease termination costs; and $140.9 of impairment charges, of which approximately $110.0 million related to the impairment of goodwill for Global Document Solutions, $26.3 million related to the write-down of the Astron trade name and $4.6 million related to the impairment of other long-lived assets.

- 2005 included $15.9 million for employee termination costs related to the elimination of duplicative administrative functions resulting from the Moore Wallace acquisition and other actions to restructure operations; $33.8 million of other restructuring costs related to lease termination costs and relocation costs associated with the Moore Wallace acquisition, the relocation of a Logistics facility, and the exiting of a U.K. financial print facility; and $370.1 million of impairment charges, of which $362.3 million related to goodwill and indefinite-lived intangible assets in the Global Services Segment and $7.8 million related to the impairment of other long-lived assets.

(2)	Integration charges (pre-tax): Operating income included post-acquisition integration charges of $8.3 million in the twelve months ended December 31, 2005 primarily related to the Moore Wallace acquisition and Corporate information systems integration.
(3)	Income tax adjustments: Income tax expense for the twelve months ended December 31, 2006 included a $23.5 million benefit from the realization of a deferred tax asset.
(4)	Net loss (income) from discontinued operations: Net loss from discontinued operations for the twelve months ended December 31, 2006 primarily reflects costs resulting from a subtenant bankruptcy related to a facility previously occupied by the Company's package logistics business. For the twelve months ended December 31, 2005, the net income includes income from Peak Technologies of $42 million, including the impact of related pre-tax impairment charges of $36.6 million and tax benefits of $93.5 million.
(5)	Other Non-GAAP adjustments: For the twelve months ended December 31,2006, the Company recognized a write-down of $16.9 million ($10.1 million after tax) for the investment in affordable housing, partially offset by a $7.0 million ($4.1 million after tax) gain on the sale of certain investment property.

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended March 31, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Global Print Solutions	Global Services	Corporate	Consolidated
Three Months Ended March 31, 2006
Net Sales	$1,371.7	$895.1	$—	$2,266.8
Operating Expense	1,194.6	811.8	48.4	2,054.9

Operating Income (Loss)	177.1	83.3	(48.4)	211.9
Operating Margin %	12.9%	9.3%	nm	9.3%

Non-GAAP Adjustments
Restructuring charges	5.2	5.0	6.0	16.2
Impairment charges	—	0.4	—	0.4
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	5.2	5.4	6.0	16.6

Operating income (loss) excluding restructuring, impairment and integration charges	$182.3	$88.7	$(42.4)	$228.5

Operating margin before restructuring, impairment and integration charges %	13.3%	9.9%	nm	10.1%

Depreciation and amortization	67.6	39.4	7.8	114.8
Capital expenditures	76.4	11.2	3.3	90.9

Three Months Ended March 31, 2005
Net Sales	$1,216.7	$709.8	$—	$1,926.5
Operating Expense	1,044.4	639.8	45.2	1,729.4

Operating Income (Loss)	172.3	70.0	(45.2)	197.1
Operating Margin %	14.2%	9.9%	nm	10.2%

Non-GAAP Adjustments
Restructuring charges	1.6	6.6	2.7	10.9
Impairment charges	0.1	1.2	—	1.3
Integration charges	0.6	0.5	1.4	2.5

Total Non-GAAP Adjustments	2.3	8.3	4.1	14.7

Operating income (loss) excluding restructuring, impairment and integration	$174.6	$78.3	$(41.1)	$211.8

Operating margin before restructuring, impairment and integration charges %	14.4%	11.0%	nm	11.0%

Depreciation and amortization	60.3	30.8	7.6	98.7
Capital expenditures	79.3	9.9	4.6	93.8

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended June 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Global Print Solutions	Global Services	Corporate	Consolidated
Three Months Ended June 30, 2006
Net Sales	$1,357.1	$916.7	$—	$2,273.7
Operating Expense	1,159.1	839.0	53.8	2,051.9

Operating Income (Loss)	197.9	77.7	(53.8)	221.8
Operating Margin %	14.6%	8.5%	nm	9.8%

Non-GAAP Adjustments
Restructuring charges	2.3	9.7	0.7	12.7
Impairment charges	—	1.9	—	1.9
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	2.3	11.6	0.7	14.6

Operating income (loss) excluding restructuring, impairment and integration charges	$200.2	$89.3	$(53.1)	$236.4

Operating margin before restructuring, impairment and integration charges %	14.8%	9.7%	nm	10.4%

Depreciation and amortization	66.7	40.3	7.1	114.2
Capital expenditures	65.6	18.5	2.7	86.8

Three Months Ended June 30, 2005
Net Sales	$1,193.2	$738.9	$—	$1,932.1
Operating Expense	1,043.4	664.9	48.2	1,756.5

Operating Income (Loss)	149.8	74.1	(48.2)	175.6
Operating Margin %	12.6%	10.0%	nm	9.1%

Non-GAAP Adjustments
Restructuring charges	6.8	2.9	12.5	22.2
Impairment charges	1.2	0.9	0.1	2.2
Integration charges	0.1	0.3	2.2	2.6

Total Non-GAAP Adjustments	8.1	4.1	14.8	27.0

Operating income (loss) excluding restructuring, impairment and integration	$157.9	$78.2	$(33.4)	$202.6

Operating margin before restructuring, impairment and integration charges %	13.2%	10.6%	nm	10.5%

Depreciation and amortization	60.3	32.0	7.4	99.6
Capital expenditures	107.2	13.0	10.2	130.4

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended September 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Global Print Solutions	Global Services	Corporate	Consolidated
Three Months Ended September 30, 2006
Net Sales	$1,445.4	$863.4	$—	$2,308.7
Operating Expense	1,216.4	788.7	42.8	2,047.9

Operating Income (Loss)	228.9	74.6	(42.8)	260.8
Operating Margin %	15.8%	8.6%	nm	11.3%

Non-GAAP Adjustments
Restructuring charges	0.9	3.4	2.3	6.6
Impairment charges	0.1	(0.1)	—	—
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	1.0	3.3	2.3	6.6

Operating income (loss) excluding restructuring, impairment and integration charges	$229.9	$77.9	$(40.5)	$267.4

Operating margin before restructuring, impairment and integration charges %	15.9%	9.0%	nm	11.6%

Depreciation and amortization	68.0	40.7	7.3	116.0
Capital expenditures	57.6	15.0	7.9	80.5

Three Months Ended September 30, 2005
Net Sales	$1,349.6	$834.1	$—	$2,183.7
Operating Expense	1,154.2	748.2	45.2	1,947.6

Operating Income (Loss)	195.4	85.9	(45.2)	236.1
Operating Margin %	14.5%	10.3%	nm	10.8%

Non-GAAP Adjustments
Restructuring charges	0.7	1.3	1.2	3.2
Impairment charges	1.9	0.4	—	2.3
Integration charges	0.1	0.1	1.1	1.3

Total Non-GAAP Adjustments	2.7	1.8	2.3	6.8

Operating income (loss) excluding restructuring, impairment and integration	$198.1	$87.7	$(42.9)	$242.9

Operating margin before restructuring, impairment and integration charges %	14.7%	10.5%	nm	11.1%

Depreciation and amortization	63.0	42.3	7.7	113.0
Capital expenditures	87.7	7.4	4.9	100.0

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended December 31, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Global Print Solutions	Global Services	Corporate	Consolidated
Three Months Ended December 31, 2006
Net Sales	$1,553.1	$914.2	$—	$2,467.3
Operating Expense	1,329.7	1,009.3	72.1	2,411.1
Operating Income (Loss)	223.4	(95.1)	(72.1)	56.2

Operating Margin %	14.4%	(10.4)%	nm	2.3%

Non-GAAP Adjustments
Restructuring charges	2.2	9.4	18.1	29.7
Impairment charges	1.4	136.8	0.4	138.6
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	3.6	146.2	18.5	168.3

Operating income (loss) excluding restructuring, impairment and integration charges	$227.0	$51.1	$(53.6)	$224.5

Operating margin before restructuring, impairment and integration charges %	14.6%	5.6%	nm	9.1%

Depreciation and amortization	68.8	42.5	7.0	118.3
Capital expenditures	86.0	22.1	8.0	116.1

Three Months Ended December 31, 2005
Net Sales	$1,518.0	$869.9	$—	$2,387.9
Operating Expense	1,316.2	1,165.2	64.9	2,546.3

Operating Income (Loss)	201.8	(295.3)	(64.9)	(158.4)
Operating Margin %	13.3%	(33.9)%	nm	(6.6)%

Non-GAAP Adjustments
Restructuring charges	3.1	3.5	6.8	13.4
Impairment charges	0.1	362.6	1.6	364.3
Integration charges	0.2	(0.1)	1.8	1.9

Total Non-GAAP Adjustments	3.4	366.0	10.2	379.6

Operating income (loss) excluding restructuring, impairment and integration	$205.2	$70.7	$(54.7)	$221.2

Operating margin before restructuring, impairment and integration charges %	13.5%	8.1%	nm	9.3%

Depreciation and amortization	67.1	38.0	8.5	113.6
Capital expenditures	106.3	29.0	11.5	146.8

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Twelve months ended December 31, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Global Print Solutions	Global Services	Corporate	Consolidated
Twelve Months Ended December 31, 2006
Net Sales	$5,727.2	$3,589.4	$—	$9,316.6
Operating Expense	4,899.9	3,448.8	217.2	8,565.9

Operating Income (Loss)	827.3	140.6	(217.2)	750.7
Operating Margin %	14.4%	3.9%	nm	8.1%

Non-GAAP Adjustments
Restructuring charges	10.6	27.5	27.1	65.2
Impairment charges	1.5	139.0	0.4	140.9
Integration charges	—	—	—	—

Total Non-GAAP Adjustments	12.1	166.5	27.5	206.1

Operating income (loss) excluding restructuring, impairment and integration charges	$839.4	$307.1	$(189.7)	$956.8

Operating margin before restructuring, impairment and integration charges %	14.7%	8.6%	nm	10.3%

Depreciation and amortization	271.0	163.0	29.3	463.3
Capital expenditures	285.6	66.8	21.9	374.3

Twelve Months Ended December 31, 2005
Net Sales	$5,277.5	$3,152.7	$—	$8,430.2
Operating Expense	4,558.1	3,218.2	203.5	7,979.8

Operating Income (Loss)	719.4	(65.5)	(203.5)	450.4
Operating Margin %	13.6%	(2.1)%	nm	5.3%

Non-GAAP Adjustments
Restructuring charges	12.2	14.3	23.2	49.7
Impairment charges	3.3	365.1	1.7	370.1
Integration charges	1.0	0.8	6.5	8.3

Total Non-GAAP Adjustments	16.5	380.2	31.4	428.1

Operating income (loss) excluding restructuring, impairment and integration	$735.9	$314.7	$(172.1)	$878.5

Operating margin before restructuring, impairment and integration charges %	13.9%	10.0%	nm	10.4%

Depreciation and amortization	250.8	143.0	31.2	425.0
Capital expenditures	380.4	59.4	31.2	471.0

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the twelve months ended December 31, 2006 and 2005

IN MILLIONS

(UNAUDITED)

	2006	2005
Operating Activities

Net earnings	$400.6	$137.1

Net loss (income) from discontinued operations	2.0	(41.5)

Adjustment to reconcile net earnings to cash provided by operating activities	694.3	894.7

Changes in operating assets and liabilities	(193.2)	(18.8)

Net cash provided by operating activities of continuing operations	903.7	971.5
Net cash (used in) provided by operating activities of discontinued operations	(0.2)	(24.0)

Net cash provided by operating activities	903.5	947.5

Net cash used in investing activities of continuing operations	(608.4)	(1,621.9)
Net cash (used in) provided by investing activities of discontinued operations	—	19.4

Net cash used in investing activities	(608.4)	(1,602.5)

Net cash (used in) provided by financing activities of continuing operations	(457.8)	378.5
Net cash used in financing activities of discontinued operations	—	—

Net cash (used in) provided by financing activities	(457.8)	378.5

Effect of exchange rate on cash and cash equivalents	7.4	1.4

Net decrease in cash and cash equivalents	(155.3)	(275.1)

Cash and cash equivalents at beginning of period	366.7	641.8

Cash and cash equivalents at end of period	$211.4	$366.7

Supplemental non-cash disclosure:
Acquisition of assets through direct financing	$10.8	$—

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended December 31, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended December 31, 2006
Global Print Solutions	$1,553.1	$—	$1,553.1
Global Services	914.2	—	914.2
Corporate	—	—	—

Consolidated	$2,467.3	$—	$2,467.3

Three Months Ended December 31, 2005
Global Print Solutions	$1,518.0	$8.5	$1,526.5
Global Services	869.9	24.3	894.2
Corporate	—	—	—

Consolidated	$2,387.9	$32.8	$2,420.7

Net sales change
Global Print Solutions	2.3%		1.7%
Global Services	5.1%		2.2%
Corporate	nm		nm
Consolidated	3.3%		1.9%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2006 and 2005 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the quarter ended December 31, 2006, no adjustment was required as no acquisitions occurred during the quarter ended. OfficeTiger was acquired on April 27, 2006.

For the quarter ended December 31, 2005 the adjustment for net sales of acquired businesses reflects the net sales of Spencer Press (acquired November 9, 2005) and OfficeTiger (acquired April 27, 2006) for the three months ended December 31, 2005 as if the respective acquisitions had occurred on October 1, 2005.

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the twelve months ended December 31, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Twelve Months Ended December 31, 2006
Global Print Solutions	$5,727.2	$—	$5,727.2
Global Services	3,589.4	35.2	3,624.6
Corporate	—	—	—

Consolidated	$9,316.6	$35.2	$9,351.8

Twelve Months Ended December 31, 2005
Global Print Solutions	$5,277.5	$166.9	$5,444.4
Global Services	3,152.7	337.8	3,490.5
Corporate	—	—	—

Consolidated	$8,430.2	$504.7	$8,934.9

Net sales change
Global Print Solutions	8.5%		5.2%
Global Services	13.9%		3.8%
Corporate	nm		nm
Consolidated	10.5%		4.7%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the twelve months ended December 31, 2006 and 2005 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the twelve months ended December 31, 2006 the adjustment for net sales of acquired businesses reflects the net sales of OfficeTiger (acquired April 27, 2006) as if the acquisition had occurred on January 1, 2006.

For the twelve months ended December 31, 2005 the adjustment for net sales of acquired businesses reflects the net sales of the Astron Group (acquired June 20, 3005), Asia Printers Group (acquired July 7, 2005), the Charlestown, Indiana print facility acquired from Adplex-Rhodes (acquired August 18, 2005), Poligrafia (acquired September 5, 2005), Spencer Press (acquired November 9, 2005) and OfficeTiger (acquired April 27, 2006) for the twelve months ended December 31, 2005 as if the respective acquisitions had occurred on January 1, 2005.